EXHIBIT 23.1



                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the:

(i) Registration Statement on Form S-8 (No. 333-06269) with respect to the 1995 Stock Option Plan of United Shipping & Technology, Inc., formerly known as U-Ship, Inc., and;

(ii) Registration Statement on Form S-3/A (No. 333-34411) with respect to the registration of common shares of United Shipping & Technology, Inc., formerly known as U-Ship, Inc.

of our report dated August 27, 1999 (except for Note 11, for which the date is September 8, 1999) relating to the combined financial statements of the Courier Operations of Corporate Express Delivery Systems, Inc. as of January 30, 1999 and January 31, 1998 and for the year ended January 30, 1999, the eleven months ended January 31, 1998 and the year ended March 1, 1997, which appears in the Current Report on Form 8-K of United Shipping & Technology, Inc. dated December 8, 1999.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Houston, Texas
December 8, 1999